UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2019

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

+353 1 438-1700

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On February 19, 2019, Medtronic plc (the “Company”) issued a press release reporting its financial results for the third quarter of fiscal year 2019 and providing updated financial guidance for the full fiscal year 2019. The Company does not expect the outcome of the tender offers announced on February 20, 2019, or any debt financing transactions the Company may undertake to satisfy the financing condition to consummation of the tender offers, to have an impact on the updated financial guidance provided on February 19, 2019.

Item 8.01.	Other Events

On February 20, 2019, the Company issued a press release announcing the commencement of cash tender offers (each, a “Tender Offer,” and collectively the “Tender Offers”) by its wholly-owned subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”) and Covidien International Finance S.A. (“CIFSA”), for (i) any and all Medtronic, Inc.’s 2.500% Senior Notes due 2020 and CIFSA’s 4.20% Senior Notes due 2020 (together, the “Any and All Notes”) and (ii) up to $1.9 billion combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) of CIFSA’s outstanding 6.550% Senior Notes due 2037 and Medtronic, Inc.’s outstanding 6.50% Senior Notes due 2039, 5.550% Notes due 2040, 4.625% Notes due 2044, 4.500% Notes due 2042, 4.625% Senior Notes due 2045, 4.375% Senior Notes due 2035, 4.125% Notes due 2021 and 4.000% Notes due 2043 (collectively, the “Maximum Tender Offer Notes,” and together with the Any and All Notes, the “Notes”), provided that the purchase of CIFSA’s outstanding 6.550% Senior Notes due 2037 will be subject to an aggregate purchase sublimit of $75 million of aggregate principal amount.

The Tender Offers will expire at 12:00 midnight, New York City time, on March 19, 2019 (one minute after 11:59 p.m., New York City time, on March 19, 2019), unless extended or earlier terminated. The Tender Offers are being made exclusively pursuant to an offer to purchase dated February 20, 2019, which sets forth the terms and conditions of the Tender Offers. Holders of the Notes must validly tender and not validly withdraw their Notes prior to 5:00 p.m., New York City Time, on March 5, 2019 to be eligible to receive an early tender payment in addition to the applicable Tender Offer consideration.

A copy of the Company’s press release announcing the Tender Offers is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to purchase the Notes.

Item 9.01.	Exhibits

(d) List of Exhibits

Exhibit Number	Description

99.1	Press release of Medtronic plc, dated February 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: February 20, 2019		Karen L. Parkhill
Executive Vice President and Chief Financial Officer